EXHIBIT 99.1

Oblong Announces $12.4 Million Registered Direct Offering

Los Angeles -- June 28, 2021 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, today announced that it has entered into definitive agreements with pre-existing and new institutional investors for the purchase of 4,000,000 shares of common stock at a purchase price per share of $3.10 and Series A warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $4.00 per share in a registered direct offering. The Series A warrants are exercisable until January 4, 2022. Oblong has also agreed to issue to the investors in a concurrent private placement Series B warrants to purchase an aggregate of 3,000,000 shares of common stock that are exercisable six months and one day following issuance, are exercisable for three years from the initial exercise date, and have an exercise price of $4.40 per share. The closing of the offering is expected to take place on or about June 30, 2021, subject to the satisfaction of customary closing conditions.

The Special Equities Group, a division of Dawson James Securities, Inc., acted as lead placement agent for this offering.

The gross proceeds to Oblong, before deducting placement agent fees and other offering expenses, are expected to be $12.4 million. Oblong intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. Subject to the registration of the common shares underlying the warrants, the warrants may be exercised only for cash, and upon exercise would generate up to an additional $17.2 million in gross proceeds to the Company.

The shares of common stock and the Series A warrants and the shares of common stock issuable upon exercise thereof (but not the Series B warrants or the shares of common stock underlying the warrants) are being offered by Oblong pursuant to a “shelf” registration statement on Form S-3 (File No. 333-252145) that was filed and declared effective by the Securities and Exchange Commission

(“SEC”) on January 21, 2021, and the base prospectus contained therein. A final prospectus supplement and accompanying base prospectus relating to the shares of common stock and the Series A warrants and the shares of common stock issuable upon exercise thereof being offered will be filed with the SEC.  Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting The Special Equities Group, a division of Dawson James Securities, Inc., at 150 East 58th Street, 28th Floor, NY, NY 10155, by phone at 212-258-2343 or by email at shex@theseg.com.

The Series B warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the Series B warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. For more information, visit Oblong’s website, Twitter and Facebook pages.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2020 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact:
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331